Independent Auditors' Consent


The Board of Trustees of
The Advisors' Inner Circle Fund:

We consent to the use of our reports dated December 23, 2002, incorporated herein by reference, for Japan Smaller Companies Fund, HGK Equity Value Fund, AIG Money Market Fund, FMC Select Fund, FMC Strategic Value Fund, LSV Value Equity Fund, Toews S&P 500 Hedged Index Fund, Toews Nasdaq-100 Hedged Index Fund, Synovus Large Cap Core Equity Fund, Synovus Mid Cap Value Fund, Synovus Intermediate-Term Bond Fund, Synovus Georgia Municipal Bond Fund, Commerce Capital Government Money Market Fund, C & B Tax-Managed Value Portfolio, C & B Mid Cap Value Portfolio, C & B Large Cap Value Portfolio, Sterling Capital Balanced Fund and Sterling Capital Small Cap Value Fund (the "Funds"), eighteen of the funds constituting The Advisors' Inner Circle Fund as of October 31, 2002, and to all references to our firm included in or made part of this Post-Effective Amendment No. 62 to the Registration Statement File No. 33-42484.


                                             /s/ KPMG LLP

Philadelphia, Pennsylvania
February 26, 2003